Exhibit A

AGREEMENT

The undersigned agree that this Schedule 13G amendment dated January 31, 2025 relating to the Common Shares, no par value, of Alpha Cognition Inc. shall be filed on behalf of the undersigned.

January 31, 2025
(Date)

JAMES E. BESSER

/s/ James E. Besser
(Signature)

MORGAN C. FRANK

/s/ Morgan C. Frank
(Signature)